Release:    June 7, 2018

CP announces plans for half billion dollar investment in future of grain supply chain with railcar order

CALGARY, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today it plans to invest more than a half-billion dollars on new high-capacity grain hopper cars as part of its commitment to the North American agricultural sector. CP grain shippers can expect to see more than 500 of these new cars in service before the end of 2018, enabling CP to transport more grain in each dedicated train.

“For more than 100 years, grain has been embedded in CP’s DNA,” said CP President and Chief Executive Officer Keith Creel. “We know farmers depend on us to transport their product efficiently, safely and reliably to market. It’s the largest sector of CP’s business by revenue, and we’re committed to continuous improvement for the benefit of our customers and the North American economy. These new railcars will revitalize our fleet and help cement our status as an industry leader in grain transportation for decades to come.”

CP’s plans for revitalizing its grain hopper fleet begin with an initial order for 1,000 cars from National Steel Car of Hamilton, Ont. Over the next four years, CP plans to order approximately 5,900 hopper cars in total, enabling a complete removal of all low-capacity hoppers, including all Government of Canada cars, from the fleet. The investment is made possible by changes to the Maximum Revenue Entitlement formula through the passage of the Transportation Modernization Act, Act C-49, which provided CP the certainty needed to place the order. CP will be the first Class 1 railway to receive hoppers as a result of the Act’s changes.

"CP's investment in new hopper cars will directly benefit Canada's farmers, grain shippers and the economy as a whole,” said Canada’s Minister of Agriculture and Agri-Food, Lawrence MacAulay. “This investment results from the positive conditions recently brought in by the Transportation Modernization Act and will improve the efficiency of the freight rail network in Canada, which will help ensure farmers are able to reliably get their products to market.”

The new car design is shorter, lighter and can carry more grain than the cars being retired from CP’s fleet. The new cars feature a three-pocket design that can be loaded and unloaded more efficiently than the old four-pocket government cars. The new hopper cars can handle more than 15 percent greater volume and 10 percent greater load weight than the cars being retired, while featuring a shorter frame that enables more cars in a train of the same length. The cars will feature newly manufactured components that are more reliable, significantly reducing maintenance-related delays.
The order comes as CP is working toward an 8,500-foot-long, power-on model for its dedicated grain trains. Under this model, CP’s high-efficiency dedicated trains will stretch from the current 112 cars, creating efficiency and capacity within the grain handling system. With the new shorter and lighter hopper-car fleet, CP will be able to fit 118 cars within the current 7,000 foot, 112-car unit train definition, adding approximately 16 percent more capacity per train. CP will eventually be able to fit 147 of the new cars within the 8,500-foot train design, each carrying more grain than the retired cars. This translates into more opportunity for the movement of grain in the future, supporting the anticipated continued growth in crop production across the prairies. The future of grain at CP is one of increasing efficiency that will benefit grain shippers, farmers, port terminals and CP’s network.

“We are excited about this significant enhancement to CP’s fleet,” said Andrew Paterson, President and CEO of Paterson GlobalFoods. “With our growing network of facilities capable of handling 8,500-foot trains, this highly efficient hopper car capacity will benefit our supply chain and support the growth in volumes that we are pursuing in the competitive western Canadian marketplace.”
“National Steel Car is very pleased that CP has committed to this significant investment in our industry-leading, 5,431 cubic foot, high-efficiency, Covered Hopper Grain Car. This newly designed and manufactured National Steel Car equipment will provide huge benefits to CP, our economy, and the entire grain delivery supply chain,” said Gregory J. Aziz, Chairman and CEO of National Steel Car. “Our history with CP dates back to the founding of our Company in 1912 when CP placed the first order ever built by National Steel Car. We are certain that our founders celebrated then almost as much as our team members are today! As a result, National will have the opportunity to hire and train several hundred additional personnel, who are seeking permanent long-term careers, in a variety of disciplines. Thank you CP for extending, yet again, our 106-year partnership in progress.”
CP continues to add employees and locomotives to meet the needs of our customers across North America. More than 700 new employees are now in various stages of training system-wide, and 100 locomotives will join the fleet before summer’s end. These include remanufactured high-horsepower General Electric locomotives.
CP continues to deliver for the Canadian agricultural industry, with total volume of the 2017-18 crop year delivered through early June at nearly 22 million metric tonnes, or 1 percent ahead of the prior year’s pace.

“I applaud Parliament for its passage of the Transportation Modernization Act, which supports the supply-chain innovation we’re announcing today,” Creel said. “It’s a bill notable not only for this grain enhancement, but for enabling the use of data from locomotive voice and video recording equipment as a proactive measure to improve railway safety. This act is truly a step forward for efficiency and safety in Canada’s rail sector.”

Forward looking information
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited to, capital investment in CP’s grain hopper fleet, CP’s business, operations and service. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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